SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Atheros Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Atheros Communications, Inc.

529 Almanor Avenue

Sunnyvale, CA 94085

(408) 773-5200

April 4, 2005

Dear Stockholder:

You are cordially invited to attend our 2005 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m., Pacific Time, on Tuesday, May 24, 2005, at our offices at 529 Almanor Avenue, Sunnyvale, California.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our 2004 Annual Report.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely,

/s/ Craig H. Barratt
Craig H. Barratt
President and Chief Executive Officer

Atheros Communications, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 24, 2005

To our Stockholders:

Atheros Communications, Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on Tuesday, May 24, 2005, at our offices at 529 Almanor Avenue, Sunnyvale, California 94085.

We are holding this meeting:

•	to elect two (2) Class II directors to serve until the 2008 Annual Meeting or until their successors are duly elected and qualified;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 4, 2005, are entitled to notice of, and to vote at this meeting and any adjournments or postponements of the Annual Meeting. For ten (10) days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 529 Almanor Avenue, Sunnyvale, California.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the meeting.

By Order of the Board of Directors

/s/ Jack R. Lazar
Jack R. Lazar
Vice President, Chief Financial Officer and Secretary

Sunnyvale, California

April 4, 2005

Atheros Communications, Inc.

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Atheros Communications, Inc., a Delaware corporation, of proxies to be used at the 2005 Annual Meeting of Stockholders to be held at our offices at 529 Almanor Avenue, Sunnyvale, California, at 10:00 a.m., Pacific Time, on Tuesday, May 24, 2005 and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 11, 2005.

Appointment of Proxy Holders

Your Board of Directors asks you to appoint Craig H. Barratt, Jack R. Lazar and Bruce P. Johnson as your proxy holders to vote your shares at the 2005 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board (FOR the election of the nominees for Class II directors, and FOR the ratification of the appointment of independent registered public accounting firm).

By signing and dating the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on April 4, 2005, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on April 4, 2005, we had 48,530,877 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of April 4, 2005. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by mail as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received.

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-paid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

Voting at the Annual Meeting. Voting your proxy card by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by mail as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for Class II directors, and FOR the ratification of the appointment of independent registered public accounting firm. The proxy holders will also vote your shares in their discretion on any other matters that properly come before the Annual Meeting.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to Atheros’ Secretary prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed.

Required Vote

Directors are elected by a plurality vote, which means that the two nominees receiving the most affirmative votes will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of April 4, 2005, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Solicitation of Proxies

Atheros will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

IMPORTANT

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

Proposal 1

Election of Directors

Directors and Nominees

Our Bylaws currently provide for a Board of Directors consisting of not less than six (6) nor more than eleven (11) members. We currently have authorized seven (7) directors. Our Board of Directors is divided into three (3) classes: Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms:

•	Our Class I directors are Craig H. Barratt, Marshall L. Mohr and Andrew S. Rappaport, and their terms will expire at the annual meeting of stockholders to be held in 2007.

•	Our Class II directors are Teresa H. Meng and Forest Baskett, and their terms will expire at the Annual Meeting. These directors have been nominated to continue to serve as Class II directors for three-year terms following the Annual Meeting.

•	Our Class III directors are John L. Hennessy and William B. Elmore, and their terms will expire at the annual meeting of stockholders to be held in 2006.

Accordingly, two (2) Class II directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2008 and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Nominating and Corporate Governance Committee to fill the vacancy.

There are no family relationships among any of our directors or executive officers.

The names of the Board of Directors’ nominees, as selected by the Nominating and Corporate Governance Committee, and certain biographical information about the nominees are set forth below.

Teresa H. Meng, one of our founders, has served on our Board of Directors since our inception in May 1998. Since October 2000, Dr. Meng has served as a consultant to us. From May 1998 to October 1999, Dr. Meng was our President and Chief Executive Officer. Dr. Meng joined the faculty of Stanford University’s Electrical Engineering Department in 1988, and in 2003, Dr. Meng was appointed the Reid Weaver Dennis Professorship. Dr. Meng is a fellow of the Institute of Electrical and Electronics Engineers. Dr. Meng holds both a Ph.D. and a Master of Science degree in electrical engineering and computer science from the University of California at Berkeley and a Bachelor of Science degree in electrical engineering from National Taiwan University.

Forest Baskett has served as one of our directors since March 2000. From September 1999, Dr. Baskett was a venture partner with New Enterprise Associates, a venture capital firm, and in January 2005, Dr. Baskett became a general partner of New Enterprise Associates. From July 1986 to August 1999, Dr. Baskett served as Chief Technology Officer and Senior Vice President of Research and Development of Silicon Graphics, Inc., a computing, visualization and storage company. Dr. Baskett holds a Ph.D. in computer science from the University of Texas at Austin and a Bachelor of Arts degree in mathematics from Rice University.

Vote Required

The two (2) nominees for Class II directors receiving the highest number of affirmative votes will be elected as Class II directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Your Board of Directors recommends a vote FOR the election of the nominees set forth above as Class II directors of Atheros.

Executive Officers and Directors

The following table shows information about our executive officers and directors:

Name	Age	Position(s)
Craig H. Barratt	42	President, Chief Executive Officer and Director

Richard G. Bahr	51	Vice President of Engineering

Jack R. Lazar	39	Vice President, Chief Financial Officer and Secretary

Thomas J. Foster	48	Vice President of Worldwide Sales

Paul G. Franklin	61	Vice President of Operations

Adam H. Tachner	38	Vice President, General Counsel and Assistant Secretary

John L. Hennessy(2)(3)(4)	52	Chairman of the Board

Forest Baskett(1)(2)(4)	61	Director

William B. Elmore(2)(3)(4)	50	Director

Teresa H. Meng	43	Director

Marshall L. Mohr(1)(4)	49	Director

Andrew S. Rappaport(1)(3)(4)	47	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Determined by the Board of Directors to be “independent” as defined by applicable listing standards of The Nasdaq Stock Market

The following presents biographical information for each of our executive officers and directors listed above in the table, other than the nominees whose information is on page 3:

Craig H. Barratt has served as our President and Chief Executive Officer since March 2003 and as a director since May 2003. From April 2002 until March 2003, Dr. Barratt served as our Vice President of Technology. Prior to joining us, from September 1992 to March 2002, Dr. Barratt served in a variety of positions for ArrayComm, Inc., a wireless technology company, most recently as Executive Vice President and General Manager. Dr. Barratt holds a Ph.D. and a Master of Science degree from Stanford University, and a Bachelor of Engineering degree in electrical engineering and a Bachelor of Science degree in pure mathematics and physics from Sydney University in Australia.

Richard G. Bahr has served as our Vice President of Engineering since February 2000. Prior to joining us, from July 1991 to February 2000, Mr. Bahr was the Vice President of Engineering for Silicon Graphics, Inc., a computing, visualization and storage company. Mr. Bahr holds a Bachelor of Science degree and a Master of Science degree in electrical engineering from the Massachusetts Institute of Technology.

Jack R. Lazar has served as our Vice President and Chief Financial Officer since September 2003 and as our Secretary since November 2003. Prior to joining us, from May 2002 to September 2003, Mr. Lazar was an independent business and financial consultant. From August 1999 to May 2002, Mr. Lazar served in a variety of positions at NetRatings, Inc., a publicly traded Internet audience measurement and analysis company, most recently as Executive Vice President of Corporate Development, Chief Financial Officer and Secretary. Prior to joining NetRatings, from January 1996 to August 1999, Mr. Lazar was Vice President and Chief Financial Officer of Apptitude, Inc. (formerly Technically Elite, Inc. and acquired by hi/fn, inc. in 2000), a developer and manufacturer of network management solutions. Mr. Lazar is a certified public accountant and holds a Bachelor of Science degree in commerce with an emphasis in accounting from Santa Clara University.

Thomas J. Foster has served as our Vice President of Worldwide Sales since November 2001. Prior to joining us, from December 1997 to November 2001, Mr. Foster was the Vice President of Asia Sales at Virata Corp., a supplier of communications processors for DSL, satellite, wireless and other broadband networking equipment. Mr. Foster holds a Bachelor of Science degree in business management from Virginia Polytechnic Institute and State University, Blacksburg, Virginia.

Paul G. Franklin joined us in November 2003 as our Director of Operations and has served as our Vice President of Operations since December 2003. Prior to joining us, from October 2001 to November 2003, Mr. Franklin was an independent operations and financing consultant in the semiconductor industry. From September 1992 to September 2001, Mr. Franklin served in various positions in semiconductor operations and business development at SONICblue Incorporated (formerly S3 Incorporated), a provider of consumer digital entertainment products, most recently as its Senior Vice President of Business Development and Investments. In March 2003, SONICblue filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code. Mr. Franklin attended Arizona State University.

Adam H. Tachner has served as our Vice President and General Counsel since August 2003. From October 2000 until August 2003, Mr. Tachner was our Intellectual Property Counsel. Prior to joining us, from September 1994 to September 2000, Mr. Tachner was an associate attorney with Crosby, Heafy, Roach & May, P.C., a law firm. Mr. Tachner holds a J.D. from the University of Oregon School of Law, a Bachelor of Science degree in electrical engineering from California State University and a Bachelor of Arts degree in social science from the University of California at Berkeley.

John L. Hennessy, one of our founders, has served as Chairman of our Board of Directors since our inception in May 1998. Since September 2000, Dr. Hennessy has served as the President of Stanford University, where he has been a member of the faculty since 1977. From 1999 to 2000, Dr. Hennessy was the Provost of Stanford. Prior to becoming Provost, from 1996 to 1999, Dr. Hennessy served as the Dean of Stanford’s School of Engineering. Dr. Hennessy is a member of the boards of directors of Cisco Systems Inc., a manufacturer of networking equipment, and Google Inc., a provider of an Internet search engine. Dr. Hennessy is a fellow of the Institute of Electrical and Electronics Engineers. Dr. Hennessy holds a Ph.D. and a Master of Science degree in computer science from the State University of New York, Stony Brook and a Bachelor of Science degree in electrical engineering from Villanova University.

William B. Elmore has served as one of our directors since December 1998. Since 1995, Mr. Elmore has been a manager of Foundation Capital Management Co. II, LLC, the general partner of Foundation Capital II, LP and the managing member of Foundation Capital II Entrepreneurs Fund, LLC and Foundation Capital II Principals Fund, LLC, a venture capital firm. Mr. Elmore is also a manager of FC Leadership Management Co., LLC, which is the general partner of Foundation Capital Leadership Fund, L.P. and the managing member of Foundation Capital Leadership Principals Fund, LLC. Mr. Elmore serves on the board of directors of Onyx Software Corporation, a software company, and Wind River Systems, Inc., an embedded systems software company. Mr. Elmore holds an M.B.A. from the Stanford Graduate School of Business, and a Bachelor of Science degree and Master of Science degree in electrical engineering from Purdue University.

Marshall L. Mohr has served as one of our directors since November 2003. Since July 2003, Mr. Mohr has been the Chief Financial Officer of Adaptec, Inc., a provider of storage infrastructure solutions. Prior to Adaptec, Mr. Mohr served for 22 years in a variety of positions at PricewaterhouseCoopers, most recently as managing partner of PricewaterhouseCoopers’ Silicon Valley audit advisory practice. Mr. Mohr is a certified public accountant and holds a Bachelor of Business Administration degree from Western Michigan University.

Andrew S. Rappaport has served as one of our directors since December 1998. Since 1996, Mr. Rappaport has been a partner with August Capital, a venture capital firm. Since 1997, Mr. Rappaport has served on the Board of Directors of Silicon Image, Inc., a semiconductor company. Mr. Rappaport attended Princeton University.

Board Meetings

Our Board of Directors held six (6) meetings in 2004 and acted by unanimous written consent eight (8) times in 2004. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such directors served on our Board and of the committees on which such director served. In 2004, five of the seven directors then serving on the Board of Directors attended the annual meeting of stockholders.

Committees of the Board of Directors

Our Board of Directors has appointed a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and SEC rules. The Board has also appointed a Non-Executive Stock Option Committee.

The Compensation Committee currently consists of Messrs. Elmore (Chairman), Baskett and Hennessy. The Compensation Committee held two (2) meetings during 2004. Prior to January 2004, the Board of Directors performed the functions of the Compensation Committee. The Compensation Committee’s primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to assist the Board in establishing the appropriate incentive compensation and equity-based plans for the executive officers and to administer such plans. Other specific duties and responsibilities of the Compensation Committee are to establish and approve annually the compensation for the Chief Executive Officer and other executive officers, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers, and administer Atheros’ stock plans and other compensation plans.

The Audit Committee currently consists of Messrs. Mohr (Chairman), Baskett and Rappaport. The Audit Committee held nine (9) meetings in 2004. The Audit Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of our financial statements and other financial information, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and our risk management, cash management, auditing, accounting and financial reporting processes in general. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with Atheros; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal controls, and auditing, accounting and financial reporting processes. The Board of Directors has adopted a written Audit Committee charter, a copy of which was attached as Appendix B to the proxy statement for our 2004 annual meeting of stockholders.

The Nominating and Corporate Governance Committee currently consists of Messrs. Rappaport (Chairman), Elmore and Hennessy. The Nominating and Corporate Governance Committee did not hold any meetings in 2004 and acted by unanimous written consent one time in 2004. The Nominating and Corporate Governance Committee’s primary functions are to seek, evaluate and select nominees for election to our Board of Directors and to oversee matters of corporate governance. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to make recommendations regarding the size of the Board, review on an annual basis the functioning and effectiveness of the Board, and consider and make recommendations on matters related to the practices, policies and procedures of the Board. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter, a copy of which was attached as Appendix A to the proxy statement for our 2004 annual meeting of stockholders.

Dr. Barratt currently serves as the Non-Executive Stock Option Committee. The Non-Executive Stock Option Committee is a secondary committee responsible for granting and issuing awards of options and shares under the 2004 Stock Incentive Plan to eligible employees, other than to members of the Board of Directors, individuals designated by the Board of Directors as “Section 16 officers,” or employees who hold the title of Vice President or above. In addition, the Non-Executive Stock Option Committee may not make any awards or grants to any one employee that total more than 50,000 shares of common stock in any calendar year.

Director Nominations

The Nominating and Corporate Governance Committee nominates directors for election at each annual meeting of stockholders and nominates new directors for election by the Board of Directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and nominate qualified candidates for election to the Board of Directors.

The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to Atheros and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of

“independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify Atheros’ Secretary or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Atheros’ Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, we must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day we mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Atheros Communications, Inc., 529 Almanor Avenue, Sunnyvale, California 94085. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Atheros Communications, Inc., 529 Almanor Avenue, Sunnyvale, California 94085. You must include your name and address in the written communication and indicate whether you are a stockholder of Atheros. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Directors’ Compensation

Except as we otherwise describe below, we have not paid any cash compensation to members of our Board of Directors for their services as directors.

We reimburse the directors for reasonable expenses in connection with attendance at board and committee meetings. Directors also are eligible to receive and have received stock options under our 2004 stock incentive plan, and, until our initial public offering in February 2004, were eligible to receive and did receive options under our 1998 stock incentive plan. The exercise price of stock options to directors is based on the fair market value as determined by our Board of Directors on the date of grant. The following non-employee director has received stock options under our 1998 stock incentive plan and 2004 stock incentive plan since January 1, 2004:

Name	Number of Shares Underlying Options Granted	Exercise Price Per Share		Date of Grant
Teresa H. Meng	33,750 30,000	$ $	9.33 10.03	1/14/04 1/21/05

Outside directors receive nondiscretionary, automatic grants of nonstatutory stock options under our 2004 stock incentive plan. An outside director will be automatically granted an initial option to purchase 37,500 shares upon first becoming a member of our Board of Directors. The initial option vests and becomes exercisable over four (4) years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Immediately after each of our regularly scheduled annual meetings of stockholders, each outside director is automatically granted a nonstatutory option to purchase 7,500 shares of our common stock, provided the director has served on our board for at least six (6) months. Each annual option granted to outside directors who are first elected to the Board of Directors on or after November 1, 2004 vests and becomes exercisable ratably over 48 months and to the other outside directors vests and becomes exercisable ratably over 12 months. The options granted to outside directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and will become fully vested if we are subject to a change of control. Pursuant to the automatic, non-discretionary grant provisions described above, each of our outside directors, Messrs. Baskett, Elmore, Hennessy, Mohr and Rappaport, was granted an option to purchase 7,500 shares of our common stock on May 19, 2004.

We have a consulting agreement with Teresa H. Meng, who is a director, entered into on January 1, 2003, under which Dr. Meng is an independent contractor providing engineering services such as design advice, competitive analysis, recruiting assistance and general technical consultation. In 2004, Dr. Meng was entitled to the following compensation: $2,816.75 per week for weeks in which Dr. Meng provided one day of service per week, and $22,534 per month for months in which Dr. Meng provided five days of service per week. In 2005, Dr. Meng is entitled to the following compensation: $2,929.38 per week for weeks in which Dr. Meng provides one day of service per week, and $23,435 per month for months in which Dr. Meng provides five days of service per week. The agreement also provides that Dr. Meng entitled to reimbursement for reasonable out-of-pocket expenses previously approved in writing. Dr. Meng is also eligible for participation in our executive bonus plan for 2004. We paid Dr. Meng $158,189 for her services as a consultant in 2004, including a $22,985 bonus paid in January 2005 for services rendered in 2004. In 2004, we also paid Dr. Meng $32,499 for services rendered in 2003 and $48,750 for 2003 bonus.

Compensation Committee Interlocks and Insider Participation

Messrs. Hennessy, Baskett and Elmore serve as members of our Compensation Committee. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information as of April 4, 2005, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our named executive officers listed in the Summary Compensation Table, (iii) each of our directors and (iv) all our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Atheros Communications, Inc., 529 Almanor Avenue, Sunnyvale, California 94085.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 48,530,877 shares outstanding as of April 4, 2005. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 4, 2005. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Entities affiliated with FMR Corp.(1)	5,263,280	10.8%
Entities affiliated with New Enterprise Associates 9, L.P.(2)	3,896,919	8.0
Capital Research & Management Company and SMALLCAP World Fund, Inc.(3)	3,023,640	6.2
August Capital II, L.P.(4)	2,894,084	6.0
Entities affiliated with Foundation Capital II, L.P.(5)	2,626,619	5.4
Directors and Named Executive Officers:
Craig H. Barratt(6)	1,504,498	3.0
Richard G. Bahr(7)	665,532	1.4
Jack R. Lazar(8)	382,499	*
Thomas J. Foster(9)	317,096	*
Paul G. Franklin(10)	356,785	*
John L. Hennessy(11)	549,493	1.1
Forest Baskett(12)	3,964,875	8.2
William B. Elmore(13)	2,664,743	5.5
Teresa H. Meng(14)	2,041,500	4.2
Marshall L. Mohr(15)	39,375	*
Andrew S. Rappaport(16)	2,901,584	6.0
All directors and executive officers as a group (12 persons)(17)	15,588,341	30.0%

*	Amount represents less than 1% of our common stock.

(1)

According to an Amendment to Schedule 13G filed jointly on February 14, 2005 by FMR Corp., Fidelity Management & Research Company, Fidelity Growth Company Fund, Edward C. Johnson 3d and Abigail P. Johnson, FMR Corp. is a parent holding company in accordance with Rule 13d-1(b)(ii)(G) under the Securities Exchange Act of 1934, and Fidelity Management & Research, a wholly owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,263,280 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 4,421,486 shares. Mr. Johnson 3d, FMR Corp., through its control of Fidelity Management & Research, and the funds each has sole power to dispose of the 5,263,280 shares owned by the funds.

Neither FMR Corp., nor Mr. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Mr. Johnson 3d owns 12.0% of the aggregate outstanding voting stock of FMR Corp., and Ms. Johnson, a Director of FMR Corp., owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The principal business address is 82 Devonshire Street, Boston, MA 02109.

(2)	Represents 3,594,356 shares held by New Enterprise Associates 9, L.P., 100,478 shares held by New Enterprise Associates 10, L.P., 200,960 shares held by New Enterprise Associates 11, L.P., and 1,125 shares held by NEA Ventures 2000, L.P. Forest Baskett, one of our directors, is a venture partner of each of NEA Partners 9, L.P., the general partner of New Enterprise Associates 9, L.P., NEA Partners 10, L.P., the general partner of New Enterprise Associates 10, L.P., and NEA Ventures 2000. Mr. Baskett is also a manager of NEA 11 GP, LLC, the general partner of NEA Partners 11, L.P., which is the general partner of New Enterprise Associates 11, L.P. Voting and dispositive power over these shares is held by the following persons: (i) Peter J. Barris, C. Richard Kramlich, Peter T. Morris, John M. Nehra, Charles W. Newhall, III and Mark W. Perry, the general partners of NEA Partners 9, L.P.; (ii) Messrs. Barris, Kramlich, Morris, Newhall and Perry, and M. James Barrett, Scott D. Sandell and Eugene Trainor III, the general partners of NEA Partners 10, L.P.; and (iii) Messrs. Barrett, Barris, Kramlich, Morris, Newhall, Perry, Sandell and Trainor, and Ryan D. Drant, Charles M. Linehan and Forest Baskett, the managers of NEA 11 GP, LLC. The principal business address of New Enterprise Associates is 2490 Sand Hill Road, Menlo Park, CA 94025.

(3)	According to a Schedule 13G filed jointly on February 11, 2005 by Capital Research and Management Company and SMALLCAP World Fund, Inc., Capital Research & Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 3,023,640 shares, with sole power to dispose, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research & Management Company, is the beneficial owner of 2,714,200 shares, with sole power to vote. The principal business is 333 South Hope Street, Los Angeles, CA 90071.

(4)	Represents 2,893,926 shares held by August Capital II, L.P. and 158 shares held by August Capital Management II, LLC. Andrew S. Rappaport, one of our directors, is a member of August Capital Management II, LLC, the general partner of August Capital II, L.P. Mr. Rappaport shares voting and dispositive power over these shares with John Johnston and David F. Marquardt, the other members of August Capital Management II, LLC. The principal business address of August Capital II, L.P. is 2480 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(5)	Represents 1,033,785 shares held by Foundation Capital II, L.P., 1,203,885 shares held by Foundation Capital Leadership Fund, L.P., 237,562 shares held by Foundation Capital II Entrepreneurs Fund, LLC, 119,282 shares held by Foundation Capital II Principals Fund, LLC, and 32,105 shares held by Foundation Capital Leadership Principals Fund, LLC. William B. Elmore, one of our directors, is a manager of Foundation Capital Management Co. II, LLC and FC Leadership Management Co., LLC, and shares voting and dispositive power over these shares with the other managers of those funds. Foundation Capital Management Co. II, LLC is the general partner of Foundation Capital II, LP and the managing member of Foundation Capital II Entrepreneurs Fund, LLC and Foundation Capital II Principals Fund, LLC. FC Leadership Management Co., LLC is the general partner of Foundation Capital Leadership Fund, L.P. and the managing member of Foundation Capital Leadership Principals Fund, LLC. The principal business address of Foundation Capital is 70 Willow Road, Suite 200, Menlo Park, CA 94025.

(6)	Includes 1,434,248 shares subject to options that are immediately exercisable, of which 761,562 shares are subject to our right of repurchase as of June 3, 2005.

(7)	Includes 39,750 shares held by Mr. Bahr’s spouse as custodian for his children. Also includes 476,248 shares subject to options that are immediately exercisable, of which 209,375 shares are subject to our right of repurchase as of June 3, 2005.

(8)	Includes 3,698 shares subject to our right of repurchase as of June 3, 2005. Also includes 360,310 shares subject to options that are immediately exercisable, of which 258,926 shares are subject to our right of repurchase as of June 3, 2005.

(9)	Includes 315,748 shares subject to options that are immediately exercisable, of which 143,375 shares are subject to our right of repurchase as of June 3, 2005.

(10)	Includes 355,000 shares subject to options that are immediately exercisable, of which 234,375 shares are subject to our right of repurchase as of June 3, 2005.

(11)	Includes 53,125 shares held by Mr. Hennessy’s children and 53,125 shares held by Mr. Hennessy’s sister as custodian for his children. Also includes 7,500 shares subject to options that are immediately exercisable as of June 3, 2005. Mr. Hennessy is an investor in entities affiliated with Foundation Capital and August Capital but does not have voting or dispositive power over any of the shares held by those entities and disclaims any beneficial ownership except to the extent of his pecuniary interest therein. None of the shares held by those entities are included in the number of shares beneficially owned by Mr. Hennessy.

(12)	Includes 3,896,919 shares held by the entities affiliated with New Enterprise Associates 9, L.P., as set forth in footnote 2. Mr. Baskett is a venture partner of each of NEA Partners 9, L.P., the general partner of New Enterprise Associates 9, L.P., NEA Partners 10, L.P., the general partner of New Enterprise Associates 10, L.P., and NEA Ventures 2000. Mr. Baskett is also a manager of NEA 11 GP, LLC, the general partner of NEA Partners 11, L.P., which is the general partner of New Enterprise Associates 11, L.P. Mr. Baskett disclaims beneficial ownership of the securities held by the entities affiliated with New Enterprise Associates except to the extent of his pecuniary interest therein. Also includes 60,456 shares held by the Baskett-Bell Family Trust. Also includes 7,500 shares subject to options that are immediately exercisable as of June 3, 2005.

(13)	Includes 2,626,619 shares held by the entities affiliated with Foundation Capital II, L.P., as set forth in footnote 5. Mr. Elmore holds voting and dispositive power over these shares. Mr. Elmore is a manager of Foundation Capital Management Co. II, LLC, the general partner of Foundation Capital II, LP and the managing member of Foundation Capital II Entrepreneurs Fund, LLC and Foundation Capital II Principals Fund, LLC. Mr. Elmore is also a manager of FC Leadership Management Co., LLC, which is the general partner of Foundation Capital Leadership Fund, L.P. and the managing member of Foundation Capital Leadership Principals Fund, LLC. Mr. Elmore disclaims beneficial ownership of the securities held by the entities affiliated with Foundation Capital, except to the extent of his pecuniary interest therein. Also includes 7,500 shares subject to options that are immediately exercisable as of June 3, 2005.

(14)	Includes 247,500 shares subject to options that are immediately exercisable, of which 60,844 shares are subject to our right of repurchase as of June 3, 2005.

(15)	Includes 23,438 shares subject to our right of repurchase as of June 3, 2005. Also includes 1,875 shares subject to options that are immediately exercisable as of June 3, 2005.

(16)	Includes 2,894,084 shares held by entities affiliated with August Capital II, L.P. Mr. Rappaport is a member of August Capital Management II, LLC, the general partner of August Capital II, L.P. Mr. Rappaport shares equal voting and dispositive power over these shares with John Johnston and David F. Marquardt, the other members of August Capital Management II, LLC. Mr. Rappaport disclaims beneficial ownership of the securities held by August Capital II, L.P., except to the extent of his pecuniary interest therein. Also includes 7,500 shares subject to options that are immediately exercisable as of June 3, 2005.

(17)	Includes 3,358,554 shares subject to options that are immediately exercisable, of which 1,733,926 shares are subject to our right of repurchase as of June 3, 2005. Also includes 27,136 shares subject to our right of repurchase as of June 3, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file. Specific due dates for these reports have been established, and we are required to identify in this proxy statement those persons who failed to timely file these reports. Based solely on our review of copies of such reports received by us, or written representations from certain reporting persons, all of the filing requirements for such persons were satisfied for 2004, except that shares of our common stock held individually by Adam Grosser, an affiliate of Foundation Capital, a holder of over 10% of our shares, were inadvertently not included in a Form 3 and a subsequent Form 4 filed jointly by Kathryn C. Gould and the other affiliates of Foundation Capital. In October 2004, Mr. Grosser filed an amended Form 3 and Form 4 that included these shares.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Atheros under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter was included as Appendix B to the proxy statement for our 2004 annual meeting of stockholders. The charter is also available on our website at www.atheros.com. The information contained on our website does not form any part of this proxy statement. All members of the Audit Committee meet the independence standards established by The Nasdaq Stock Market.

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of Atheros’ financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2004 Annual Report with Atheros’ management and independent registered public accounting firm.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including those required by Statements on Auditing Standards No. 61 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Atheros and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of nonaudit services was compatible with maintaining the registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Atheros’ annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted on April 4, 2005, by the members of the Audit Committee of the Board:

Marshall L. Mohr

Forest Baskett

Andrew S. Rappaport

Executive Compensation

Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the three (3) fiscal years ended December 31, 2004 for our Chief Executive Officer and the four (4) other most highly compensated executive officers as of December 31, 2004 whose total annual salary and bonus for fiscal 2004 exceeded $100,000, whom we refer to in this proxy statement as the named executive officers.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Position(s)	Year	Salary	Bonus(1)	Shares Underlying Options	All Other Compensation
Craig H. Barratt(2) President and Chief Executive Officer	2004 2003 2002	$280,000 258,000 168,742	$70,000 90,300 25,830	150,000 1,274,999 449,999	— — —
Richard G. Bahr Vice President of Engineering	2004 2003 2002	275,600 265,000 225,000	46,852 79,500 40,000	150,000 59,999 209,999	— — —
Jack R. Lazar (3) Vice President, Chief Financial Officer and Secretary	2004 2003 2002	250,000 64,423 —	42,500 20,175 —	30,000 412,499 —	— — —
Thomas J. Foster Vice President of Worldwide Sales	2004 2003 2002	200,001 183,000 187,500	— — —	60,000 74,999 33,750	$138,174 213,883 93,761	(4) (4) (5)
Paul G. Franklin(6) Vice President of Operations	2004 2003 2002	230,000 23,590 —	39,100 7,935 —	— 375,000 —	— — —

(1)	We generally pay bonuses in the year following the year in which they were earned. Bonus amounts in the table are reported for the year in which they were earned even if they were paid in the following year.

(2)	Dr. Barratt became President and Chief Executive Officer in March 2003.

(3)	Mr. Lazar joined us as our Vice President, Chief Financial Officer and Secretary in September 2003.

(4)	Consists of sales commissions.

(5)	Consists of $67,961 of sales commissions and $25,800, the aggregate value, calculated as of the date of grant, of 15,000 shares of common stock awarded to Mr. Foster in 2003 for services rendered in 2002.

(6)	Mr. Franklin joined us as our Vice President of Operations in November 2003.

Grant of Stock Options

The following table sets forth information on grants of options to purchase shares of our common stock in fiscal year 2004 to the named executive officers.

Option Grants in 2004

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in 2004	Exercise Price Per Share(1)	Expiration Date(2)	5%	10%
Craig H. Barratt	150,000	6.0%	$9.33	01/13/14	$880,117	$2,230,212
Richard G. Bahr	150,000	6.0	9.33	01/13/14	880,117	2,230,212
Jack R. Lazar	30,000	1.2	9.33	01/13/14	176,024	446,043
Thomas J. Foster	60,000	2.4	9.33	01/13/14	352,047	892,085
Paul G. Franklin	—	—	—	—	—	—

(1)	The exercise price for each grant is equal to 100% of the fair market value of our common stock on the date of grant.

(2)	The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3)	Potential realizable values are calculated by:

•	multiplying the number of shares of our common stock subject to a given option by the closing price of our common stock on the date of grant;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire 10-year term of the option; and

•	subtracting from that result the total option exercise price.

The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

On January 21, 2005, the named executive officers received options to purchase shares of our common stock as described below under our 2004 stock incentive plan. Each of the options has an exercise price of $10.03 per share, and the options vest over four years from the date of grant and have a ten-year term.

Name	Number of Shares Underlying Options Granted
Craig Barratt	150,000
Richard G. Bahr	60,000
Jack R. Lazar	60,000
Thomas J. Foster	50,000
Paul G. Franklin	40,000

Exercise of Stock Options

The following table sets forth information on option exercises in fiscal year 2004 and the exercisable and unexercisable options held by the named executive officers.

Aggregated Option Exercises in 2004 and Year-End Option Values

This table sets forth with respect to the named executive officers, the number of shares acquired and the value realized upon exercise of stock options during fiscal 2004 and the exercisable and unexercisable options held by them as of December 31, 2004. The “Value Realized” shown in the table represents an amount equal to the difference between the fair market value of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares acquired on exercise. The “Value of Unexercised In-the-Money Options” shown in the table represents an amount equal to the difference between the fair market value of our common stock on December 31, 2004 of $10.25 per share and the option exercise price, multiplied by the number of unexercised in-the-money options.

Name	Shares Acquired on Exercise(#)	Value Realized	Number of Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable
Craig H. Barratt	264,000	$2,107,143	1,589,248/ —	$12,414,336/ —
Richard G. Bahr	—	—	476,248/ —	2,920,446/ —
Jack R. Lazar	15,000	112,487	405,310/ —	3,028,865/ —
Thomas J. Foster	25,000	233,276	353,748/ —	2,560,691/ —
Paul G. Franklin	10,000	44,670	365,000/ —	1,429,705/ —

Employment, Severance and Change of Control Arrangements

We have an offer letter with Craig H. Barratt, our Chief Executive Officer, entered into on April 9, 2003, under which Dr. Barratt was originally entitled to an annual salary of $258,000. In January 2004, Dr. Barratt’s annual salary was increased to $280,000, and in January 2005 his annual salary was increased to $291,200. Dr. Barratt is eligible for an annual bonus pursuant to our bonus program as determined by the Board of Directors. Pursuant to this letter, Dr. Barratt was granted an option to purchase 1,274,999 shares vesting over four years from the date of grant. In the event Dr. Barratt is terminated without cause, or resigns for good reason within 12 months following a change of control, 50% of his unvested shares will vest. In the event Dr. Barratt is terminated other than for cause, he is entitled to a lump severance payment equal to six months of base salary, automatic vesting of six months of all unvested options, and the extension of the exercise period for his options to the earlier of two years following the termination date or ten years following the grant date of the options.

We have an employment agreement with Richard G. Bahr, entered into on February 15, 2000, under which Mr. Bahr was originally entitled to an annual salary of $250,000. In January 2004, Mr. Bahr’s annual salary was increased to $275,600 and in January 2005 his annual salary was increased to $286,624. Pursuant to this agreement, Mr. Bahr was granted an option to purchase 449,999 shares with the first 25% vesting after one year of employment and the remaining shares vesting monthly over the following 36 months. In the event Mr. Bahr is involuntarily or constructively terminated within 13 months following a change of control, the vesting of these options will be accelerated by the lesser of one year or 50%. In the event Mr. Bahr is terminated without cause, he is entitled to two weeks’ notice or two weeks’ pay in lieu of notice.

We have an offer letter with Jack Lazar, entered into on September 22, 2003, under which Mr. Lazar was originally entitled to an annual base salary of $250,000. In January 2005, Mr. Lazar’s annual salary was increased to $272,500. Mr. Lazar is eligible for an annual bonus pursuant to our bonus program as determined by the Board of Directors, and his target annual bonus was initially 25% of his base salary. Pursuant to this offer letter, Mr. Lazar was granted an option to purchase 412,499 shares with the first 25% vesting after one year of employment and the remaining shares vesting monthly over the following 36 months. In the event Mr. Lazar is involuntarily or constructively terminated within 12 months following a change in control, 50% of the then-unvested options shall become fully vested and he will receive 12 months of salary and target bonus in effect at that time, payable in installments over 12 months.

We have an employment agreement with Thomas J. Foster, entered into on October 22, 2001, under which Mr. Foster was originally entitled to an annual base salary of $175,000. In January 2004, Mr. Foster’s annual salary was increased to $200,001, and in January 2005 his annual salary was increased to $208,001. Pursuant to this agreement, Mr. Foster’s annual target salary at 100% of quota is $325,000. During the first three months of Mr. Foster’s employment he was entitled to a guaranteed monthly salary of $27,083. Mr. Foster was granted an option to purchase 224,999 shares with the first 25% vesting after one year of employment and the remaining shares vesting monthly over the following 36 months. In the event Mr. Foster is involuntarily or constructively terminated within 13 months following a change of control, the vesting of these shares will be accelerated by the lesser of six months or 50% and he will receive six months of his annual target salary.

We have an offer letter with Paul Franklin, entered into on November 19, 2003, under which Mr. Franklin was originally entitled to an annual base salary of $230,000. In January 2005, Mr. Franklin’s annual salary was increased to $239,200. Mr. Franklin is eligible for an annual bonus pursuant to our bonus program as determined by the Board of Directors, and his target annual bonus was originally 25% of his base salary. Pursuant to this offer letter, Mr. Franklin was granted an option to purchase 375,000 shares with the first 25% vesting after one year of employment and the remaining shares vesting monthly over the following 36 months. In the event Mr. Franklin is involuntarily or constructively terminated within 12 months following a change of control, the vesting of these options will be accelerated by one year. In the event Mr. Franklin is terminated without cause, he is entitled to two weeks’ notice or two weeks’ pay in lieu of notice.

Certain Relationships and Related Party Transactions

We have a consulting agreement with Teresa H. Meng, who is also a director. Dr. Meng’s consulting agreement is described above in the section entitled “Directors’ Compensation.”

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We had an offer letter agreement with Colin Macnab, Vice President of Marketing, entered into on October 25, 2003, that was terminated on February 25, 2005 in connection with Mr. Macnab’s departure from Atheros. The offer letter provided for an annual salary of $240,000 and eligibility to participate in Atheros’ bonus program, with a target annual bonus of 25% of annual base salary. Pursuant to the offer letter, Mr. Macnab was granted an option to purchase 375,000 shares of common stock, with the first 25% vesting after one year of employment and the remaining shares vesting monthly over the following 36 months. The options that were not vested on February 25, 2005 have terminated. The offer letter also provided for a lump sum severance payment equal to six months of his then annual base salary in the event of his termination by Atheros other than for cause or his resignation for good reason. In connection with the termination of Mr. Macnab’s employment, the amount of Mr. Macnab’s lump sum severance payment was changed from six months to three months of his annual base salary, and this payment was made in March 2005.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Atheros under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The Compensation Committee is comprised of three (3) non-employee directors. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations establishes and approves regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee expects, pursuant to its charter, to periodically review the approach to executive compensation, to and make changes as competitive conditions and other circumstances warrant and will seek to ensure Atheros’ compensation philosophy is consistent with its best interests and is properly implemented.

The Compensation Committee held two (2) meetings during 2004. The Compensation Committee also met in January 2005 to determine executive bonuses for 2004, salaries for 2005, and grants of stock options to certain executive officers.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of Atheros’ executive officers should encourage creation and enhancement of stockholder value and achievement of strategic corporate objectives, attract qualified, skilled and dedicated executives, retain key leaders, reward past performance and incent future performance. It is the Compensation Committee’s philosophy to align the interests of Atheros’ stockholders and management by integrating compensation with the Atheros’ annual and long-term corporate and financial objectives. In order to attract and retain the most qualified, skilled and dedicated personnel, Atheros intends to offer a total compensation package competitive with companies in the semiconductor test and design industriesy, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus and stock options, which are discussed separately below.

The Compensation Committee determines the compensation of each executive officer based on its assessment of the individual’s performance and ability to enhance long-term stockholder value. Factors affecting the Compensation Committee’s decisions include the executive officer’s level of responsibilities, the executive officer’s performance compared to the goals and objectives established for that executive officer for the year, the executive officer’s contributions to Atheros’ financial results, and the executive officer’s effectiveness in leading initiatives to determine and achieve Atheros’ business goals. The Compensation Committee also considers the appropriate balance between incentives for long-term and short-term performance, market information and executive officer compensation survey data regarding the base salaries and other incentives paid to executive officers of companies with revenues comparable to Atheros and other companies in the semiconductor industry. However, the Compensation Committee does not restrict its decisions to any particular range or level of total compensation paid to executive officers at these companies.

Atheros generally intends to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. The non-exempt compensation paid in fiscal 2004 to any of Atheros’ executive officers, as calculated for purposes of section 162(m), did not exceed the $1 million limit, and Atheros does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2005 will exceed the $1 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer on an annual basis and may adjust salaries from time to time to recognize promotions, outstanding individual performance and competitive compensation. The Compensation Committee generally sets base salaries at levels designed to attract and retain qualified executive officers with strong leadership. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers the executive officer’s current salary and prior-year bonus, market information and executive officer compensation survey data regarding the base salaries and other incentives paid to executive officers of companies with comparable revenues and other similarly sized companies within in its the semiconductor industry. The Compensation Committee involves the Chief Executive Officer in the decision process for base salary adjustments for executives other than the Chief Executive Officer.

Executive Officer Bonuses

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon Atheros’ performance and an individual’s contribution to its success in meeting corporate and financial objectives. Bonuses paid for fiscal 2004 were determined on a case by case basis. The Compensation Committee evaluated each executive officer individually to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria and length of tenure with Atheros, taking into account economic and industry conditions. The Committee also considered executive officer compensation survey data regarding bonus levels of executive officers of companies with comparable revenues comparable and other companies in the semiconductor industry.

Stock Option Grants

The Compensation Committee administers Atheros’ 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase Atheros’ common stock with an exercise price equal to the fair market value of a share of the common stock on the date of grant.

The Compensation Committee believes that providing executive officers who have responsibility for Atheros’ management and growth with an opportunity to increase their ownership of Atheros stock aligns the interests of the executive officers with those of the stockholders. Accordingly, the Compensation Committee when annually reviewing executive officer compensation also considers stock option grants as appropriate. At its discretion, from time to time the Compensation Committee may also grant options based on individual and corporate achievements. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Atheros’ performance, the executive officer’s role and responsibilities, the executive officer’s base salary and comparison with comparable awards to individuals in similar positions in the industry.

In addition, Atheros’ employees generally are able to participate in the 2004 Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each executive officer may purchase up to 1,875 shares of our common stock in a six- (6) month period at a discount to the market price. The number of shares that may be purchased by each participant is limited by applicable tax laws.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation of the Chief Executive Officer using the same criteria as for the other executive officers. In April 2003, the Board of Directors approved an offer letter for Dr. Barratt with an annual salary of $258,000 and the opportunity to participate in the executive bonus program. Pursuant to this letter, Dr. Barratt was granted an option to purchase 1,274,999 shares of common stock vesting over four years from the date of grant. This letter and the terms of the option are described in “Executive Compensation—Employment, Severance and Change of Control Arrangements.” In determining the size of Dr. Barratt’s grant, the Board of Directors considered the grants given to other newly hired chief executive officers in Atheros’ industry, taking into account relative company size, performance, geographic location and responsibilities. In January 2004, the Compensation Committee awarded Dr. Barratt a bonus of $90,300 for his service in 2003, increased Dr. Barratt’s annual salary to $280,000 for fiscal 2004, and granted options to Dr. Barratt to purchase 150,000 shares vesting over five years from the date of grant. In January 2005, the Compensation Committee awarded Dr. Barratt a bonus of $70,000 for his service in 2004, increased Dr. Barratt’s annual salary to $291,200 for fiscal 2005, and granted options to Dr. Barratt to purchase 150,000 shares vesting over four years from the date of grant. In determining Dr. Barratt’s bonus, salary and option grants, the Compensation Committee considered Dr. Barratt’s individual performance and the performance of Atheros as a whole, including the completion of Atheros’ initial public offering, product roll-outs and product development, and his leadership in the development and execution of Atheros’ business strategy, as well as a review of compensation paid to presidents and chief executive officers of comparable companies. The Compensation Committee also considered Dr. Barratt’s potential to enhance long-term stockholder value. By including significant stock option grants that are subject to vesting over four years, the Compensation Committee has tied Dr. Barratt’s equity-based compensation directly to Atheros’ performance.

Respectfully submitted on April 4, 2005, by the members of the Compensation Committee of the Board:

William B. Elmore

Forest Baskett

John L. Hennessy

Stock Performance Graph

The following information and performance graph do not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Atheros under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on The Nasdaq Stock Market Index and the RDG Semiconductor Composite Index. The period shown commences on February 12, 2004, the date of our initial public offering, and ends on December 31, 2004, the end of our last fiscal year. The graph assumes an investment of $100 on February 12, 2004, and the reinvestment of any dividends.

The comparisons in the graph below are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*

AMONG ATHEROS COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

*	$100 invested on 2/12/04 in stock or on 1/31/04 in index- including reinvestment of dividends.

Fiscal year ending December 31.

Proposal 2

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Your Board has endorsed this appointment. Deloitte has audited our consolidated financial statements since 1998. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Deloitte to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2004 and 2003, were as follows:

Services Provided	2004	2003
Audit	$340,300	$380,472
Audit-Related	2,995	16,052
Tax	184,718	81,375
All Other	—	—

Total	$528,013	$477,899

The Audit fees for the year ended December 31, 2004 and 2003 were for the audit of our annual consolidated financial statements, the review of our financial statements included in our quarterly reports on Form 10-Q, issuance of consents and review of our registration statement on Form S-1 and other documents filed with the Securities and Exchange Commission in connection with our initial public offering, and services that were provided in connection with statutory and regulatory filings or engagements.

The Audit-Related fees for the years ended December 31, 2004 and 2003 were for consultation on financial accounting standards not arising during the course of the annual audit.

Tax fees for the years ended December 31, 2004 and 2003 were for the preparation of Atheros’ tax returns, tax planning and tax consulting services.

There were no All Other fees incurred for the years ended December 31, 2004 and 2003.

Audit Committee Pre-Approval Policies and Procedures

It is Atheros’ policy that all audit and non-audit services to be performed by its principal accountants be approved in advance by the Audit Committee.

Required Vote

Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

Stockholder Proposals for the 2006 Annual Meeting

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2006 Annual Meeting of Stockholder, the proponent and the proposal must comply with the proxy proposal submission rules of the Securities and Exchange Commission. One of the requirements is that the proposal be received by Atheros’ Secretary no later than December 12, 2005. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2006 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, we must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day we mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

Other Matters

Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it in accordance with their judgment.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

/s/ Jack R. Lazar
Jack R. Lazar Vice President, Chief Financial Officer and Secretary

Sunnyvale, California

April 4, 2005

Our 2004 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to Atheros at 529 Almanor Avenue, Sunnyvale, CA 94085, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of April 4, 2005, the stockholder was entitled to vote at the Annual Meeting.

PROXY

ATHEROS COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes and appoints CRAIG H. BARRATT, JACK R. LAZAR and BRUCE P. JOHNSON, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atheros Communications, Inc. (the “Company”) to be held at the Company’s offices at 529 Almanor Avenue, Sunnyvale, California on Tuesday, May 24, 2005 at 10:00 a.m., Pacific Time, or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1, the election of Class II directors; FOR Proposal 2, the ratification of the appointment of independent registered public accounting firm; and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

HAS YOUR ADDRESS CHANGED? DO YOU HAVE ANY COMMENTS?

DETACH HERE

The Board of Directors recommends a vote FOR Proposal 1, the election of Class II directors, and FOR Proposal 2, the ratification of the appointment of independent registered public accounting firm.

ATHEROS COMMUNICATIONS, INC.

1. To elect (01) Teresa H. Meng, and (02) Forest Baskett as Class II directors of the Company to serve until the 2008 Annual Meeting or until their successors are duly elected and qualified.

FOR ALL NOMINEES

WITHHELD FROM ALL NOMINEES

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2005.

FOR AGAINST ABSTAIN

For all nominee(s) except as written above

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or postponements or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” Proposal 1, the election of Class II directors, and “FOR” Proposal 2, the ratification of the appointment of independent registered public accounting firm, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature Signature Date